Exhibit 99.1

Ladder Capital Corp Reports Third Quarter 2018 Results, Announces 4.6% Cash Dividend Increase and Declares Fourth Quarter 2018 Dividend to Holders of Class A Common Stock

Financial Highlights

GAAP disclosures for the third quarter:

  GAAP income before taxes of $84.7 million and diluted EPS of $0.67
    Up from $29.2 million and $0.28 in the third quarter of 2017
  After-tax GAAP return on average equity of 20.0%
    Up from 8.3% in the third quarter of 2017
  GAAP book value per share of $13.82 at September 30, 2018
    Up from $13.43 at June 30, 2018

Core (non-GAAP) disclosures for the third quarter:

  Core earnings of $63.4 million and core EPS of $0.59
    Up from core earnings of $35.7 million and core EPS of $0.35 in the third quarter of 2017
  After-tax core return on average equity of 17.1%
    Up from 10.3% in the third quarter of 2017
  Undepreciated book value per share of $15.25 at September 30, 2018
    Up from $14.97 at June 30, 2018

Operating and financing statistics for the third quarter:

  Declared a fourth quarter dividend of $0.57/share of Class A common stock, including $0.34 in cash and $0.23 in shares of Class A common stock, subject to stockholder elections
    The $0.34/share cash dividend reflects a 4.6% increase in the quarterly cash dividend rate, the sixth increase in four years, resulting in a $1.36/share annual cash dividend run rate
  Declared a third quarter dividend of $0.325/share of Class A common stock paid on October 1, 2018
  Originated a total of $676.7 million of commercial mortgage loans, including $326.4 million of mortgage loans held for investment and $350.3 million of mortgage loans held for sale
  Received $113.4 million of net proceeds from sales of real estate resulting in a $63.7 million GAAP gain on sale
  Contributed $102.0 million of loans to 1 securitization transaction

NEW YORK--(BUSINESS WIRE)--November 1, 2018--Ladder Capital Corp (NYSE:LADR) (“we,” “Ladder,” or the “Company”) today announced operating results for the quarter ended September 30, 2018. GAAP income before taxes for the three and nine months ended September 30, 2018 was $84.7 million and $200.5 million, respectively compared to $29.2 million and $85.2 million for the three and nine months ended September 30, 2017, respectively. The favorable third quarter year over year earnings variance reflects higher gain on sale of real estate partially offset by lower realized gain (loss) on sale of securities and a higher provision for loan losses. The Diluted EPS for the three and nine months ended September 30, 2018 was $0.67 and $1.61, respectively, compared to $0.28 and $0.74 for the three and nine months ended September 30, 2017, respectively. After-tax GAAP return on average equity was 20.0% in the third quarter of 2018.

Core earnings, a non-GAAP financial measure, was $63.4 million for the third quarter of 2018, compared to $35.7 million earned in the third quarter of 2017. For the nine months ended September 30, 2018, core earnings was $177.6 million compared to $118.4 million for the comparable period in 2017. The results of the three months ended September 30, 2018 surpassed the comparable period in the prior year primarily due to higher gains on sales of real estate partially offset by higher provision for loan losses. Core EPS, a non-GAAP financial measure, was $0.59 for the third quarter of 2018 and $1.59 for the nine months ended September 30, 2018, compared to $0.35 and $1.08 for the three and nine months ended September 30, 2017, respectively. We believe core earnings and core EPS are useful in evaluating our earnings from operations across reporting periods as discussed in the Non-GAAP Financial Measures section of this earnings release.

In the third quarter of 2018, we sold 8 condo units and a portfolio of 4 single tenant commercial office properties located in St. Paul, MN for total net proceeds of $113.4 million. We acquired the office portfolio in September 2014 with a joint venture partner for an initial cash investment of $69.5 million and increased value through strategic capital improvements and lease extensions, selling the portfolio for a gross sale price of $113.5 million in September 2018. The sales of real estate during the quarter resulted in a GAAP gain of $63.7 million, although the core earnings impact of the sales was partially offset by accumulated depreciation and amortization, the portion of gain attributable to non-controlling interests in the joint ventures, and other transaction related expenses.

Dividend Announcement

Ladder today announced the declaration by its Board of Directors (“Board”) of a fourth quarter 2018 dividend of $0.57 per share of Class A common stock.

This declaration reflects a 4.6% increase in Ladder’s recurring quarterly cash dividend, effective in the current quarter, to $0.34 per share from $0.325 per share.

The fourth quarter dividend also includes an additional year-end distribution attributable to our 2018 REIT taxable income of approximately $0.23 per share of Class A common stock. As discussed below, the full fourth quarter dividend of $0.57 per share will be paid in a combination of cash and stock on January 24, 2019 to stockholders of record as of the close of business on December 10, 2018.

Stockholders may elect to receive the fourth quarter 2018 dividend in all cash, or all shares of Ladder’s Class A common stock. Election forms and materials will be mailed to registered shareholders promptly after December 10, 2018, and will be due by January 10, 2019. Stockholders who do not return an election form, or who otherwise fail to properly complete an election form, will be deemed to have elected to receive all shares of Ladder’s Class A common stock.

In no event will any stockholder electing to receive all cash receive less than $0.34 per share of such stockholder’s dividend in cash. The Board currently intends to continue paying a regular cash dividend of at least $0.34 per share in subsequent quarters, subject to business and market conditions and future Board approvals.

The total amount of cash payable to all stockholders will be equal to $0.34 multiplied by the total outstanding shares of Class A common stock as of December 10, 2018 (the “Cash Amount”). If the aggregate amount of cash to be distributed to stockholders electing to receive the dividend in all cash exceeds the Cash Amount, then the Cash Amount will be prorated among such stockholders, and the remaining portion of the fourth quarter 2018 dividend will be paid to such stockholders in shares of Ladder’s Class A common stock plus cash in lieu of any fractional shares.

The total number of shares of Class A common stock to be distributed pursuant to the fourth quarter 2018 dividend will be determined based on stockholder elections and the volume weighted average price per share of Class A common stock on the New York Stock Exchange for the three trading days after the date that election forms are due. Shares of Class A common stock distributed as part of Ladder’s fourth quarter 2018 dividend shall accrue dividend and other benefits together with all other shares of Ladder’s Class A common stock.

Portfolio Overview

The following table summarizes the book value of our investment portfolio as of the dates indicated below ($ in thousands):

	September 30, 2018		December 31, 2017
Loans
Balance sheet loans:
Balance sheet first mortgage loans	$3,647,710	56.8%	$3,123,268	51.9%
Other commercial real estate-related loans	157,677	2.5%	159,194	2.6%
Provision for loan losses	(17,600)	(0.3)%	(4,000)	(0.1)%
Total balance sheet loans	3,787,787	59.0%	3,278,462	54.4%
Conduit first mortgage loans	375,162	5.8%	230,180	3.8%
Total loans	4,162,949	64.8%	3,508,642	58.2%
Securities
CMBS investments	940,379	14.6%	1,066,570	17.7%
U.S. Agency Securities investments	36,682	0.6%	39,947	0.7%
Corporate bonds	1,228	—%	—	—%
Total securities	978,289	15.2%	1,106,517	18.4%
Real Estate
Real estate and related lease intangibles, net	1,000,010	15.6%	1,032,041	17.1%
Total real estate	1,000,010	15.6%	1,032,041	17.1%
Other Investments
Investments in unconsolidated joint ventures	36,100	0.6%	35,441	0.6%
FHLB stock	57,915	0.9%	77,915	1.3%
Total other investments	94,015	1.5%	113,356	1.9%
Total investments	6,235,263	97.1%	5,760,556	95.6%
Cash, cash equivalents and restricted cash	84,913	1.3%	182,683	3.0%
Other assets	105,569	1.6%	82,376	1.4%
Total assets	$6,425,745	100.0%	$6,025,615	100.0%

Note: CMBS investments and U.S. Agency Securities are carried at fair value.

During the three months ended September 30, 2018, as part of our regular evaluation of the value of the underlying collateral of our loans, management identified one loan as potentially impaired. Based on our review, we recorded a $10.0 million specific loan loss provision related to this loan.

Liquidity and Capital Resources

On July 20, 2018, we executed an amendment of one of our committed loan repurchase facilities to extend the term of the facility to 3 years from the date of the amendment and to add a 1-year extension term during which new advances are not permitted.

On September 14, 2018 and September 28, 2018 we amended our revolving credit facility to add two 1-year extension options to extend the final maturity date to February 2023, reduce the drawn cost of funds by 0.25%, add an additional member in the lenders’ syndicate, and increase the aggregate maximum borrowings under the agreement by $25.0 million to $266.4 million.

The following table summarizes our debt obligations as of the following dates ($ in thousands):

	September 30, 2018	December 31, 2017

Committed loan repurchase facilities	$751,971	$398,653
Committed securities repurchase facility	97,921	—
Uncommitted securities repurchase facilities	123,725	74,757
Total repurchase facilities	973,617	473,410
Revolving credit facility	—	—
Mortgage loan financing(1)	743,225	692,696
CLO debt(2)	672,001	688,479
Participation financing - mortgage loan receivable	2,516	3,107
Borrowings from the FHLB	1,212,000	1,370,000
Senior unsecured notes(3)	1,154,274	1,152,134
Total debt obligations	$4,757,633	$4,379,826
(1)	Presented net of unamortized debt issuance costs of $1.0 million as of September 30, 2018.
(2)	Presented net of unamortized debt issuance costs of $3.5 million and $6.0 million as of September 30, 2018 and December 31, 2017, respectively.
(3)	Presented net of unamortized debt issuance costs of $11.9 million and $14.1 million at September 30, 2018 and December 31, 2017, respectively.

Conference Call and Webcast

We will host a conference call on Thursday, November 1, 2018 at 5:00 p.m. Eastern Time to discuss third quarter 2018 results. The conference call can be accessed by dialing (877) 407-4018 domestic or (201) 689-8471 international. Individuals who dial in will be asked to identify themselves and their affiliations. For those unable to participate, an audio replay will be available from 8:00 p.m. Eastern Time on Thursday, November 1, 2018 through midnight Thursday, November 15, 2018. To access the replay, please call (844) 512-2921 domestic or (412) 317-6671 international, access code 13683758. The conference call will also be webcast though a link on Ladder Capital Corp’s Investor Relations website at ir.laddercapital.com/event. A web-based archive of the conference call will also be available at the above website.

Ladder Capital Corp
Consolidated Statements of Income
(Dollars in Thousands, Except Per Share and Dividend Data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017

Net interest income
Interest income	$90,386	$66,833	$253,822	$190,315
Interest expense	51,476	37,485	144,606	104,561
Net interest income	38,910	29,348	109,216	85,754
Provision for loan losses	10,300	—	13,600	—
Net interest income after provision for loan losses	28,610	29,348	95,616	85,754

Other income
Operating lease income	22,739	22,924	71,556	64,741
Tenant recoveries	2,258	2,382	7,750	5,121
Sale of loans, net	1,861	(775)	12,893	24,129
Realized gain (loss) on securities	(2,554)	6,688	(4,896)	19,182
Unrealized gain (loss) on Agency interest-only securities	142	577	456	1,034
Realized gain on sale of real estate, net	63,704	3,228	96,341	7,790
Fee and other income	4,851	4,338	17,579	13,378
Net result from derivative transactions	7,115	(348)	29,156	(18,352)
Earnings (loss) from investment in unconsolidated joint ventures	401	127	466	64
Gain (loss) on extinguishment/defeasance of debt	(4,323)	—	(4,392)	(54)
Total other income	96,194	39,141	226,909	117,033
Costs and expenses
Salaries and employee benefits	15,792	13,255	46,754	43,786
Operating expenses	5,464	4,790	16,608	16,098
Real estate operating expenses	7,152	9,351	23,806	24,861
Fee expense	1,311	1,242	2,953	3,556
Depreciation and amortization	10,417	10,606	31,896	29,323
Total costs and expenses	40,136	39,244	122,017	117,624
Income (loss) before taxes	84,668	29,245	200,508	85,163
Income tax expense (benefit)	1,204	(576)	5,679	4,654
Net income (loss)	83,464	29,821	194,829	80,509
Net (income) loss attributable to noncontrolling interest in consolidated joint ventures	(7,843)	265	(16,132)	(133)
Net (income) loss attributable to noncontrolling interest in operating partnership	(8,991)	(6,499)	(22,786)	(21,205)
Net income (loss) attributable to Class A common shareholders	$66,630	$23,587	$155,911	$59,171

Earnings per share:
Basic	$0.69	$0.28	$1.62	$0.75
Diluted	$0.67	$0.28	$1.61	$0.74

Weighted average shares outstanding:
Basic	96,935,986	85,135,685	96,317,513	79,416,957
Diluted(1)	110,650,253	85,476,266	110,482,991	109,857,679

Dividends per share of Class A common stock:	$0.325	$0.300	$0.965	$0.900
(1)	For the three months ended September 30, 2017, shares issuable relating to converted Class B common shareholders are excluded from the calculation of diluted EPS as the inclusion of such potential common shares in the calculation would be anti-dilutive.

Ladder Capital Corp
Consolidated Balance Sheets
(Dollars in Thousands)

	September 30, 2018(1)	December 31, 2017(1)
	(Unaudited)
Assets
Cash and cash equivalents	$49,625	$76,674
Restricted cash	35,288	106,009
Mortgage loan receivables held for investment, net, at amortized cost:
Mortgage loans held by consolidated subsidiaries	3,805,387	3,282,462
Provision for loan losses	(17,600)	(4,000)
Mortgage loan receivables held for sale	375,162	230,180
Real estate securities	978,289	1,106,517
Real estate and related lease intangibles, net	1,000,010	1,032,041
Investments in unconsolidated joint ventures	36,100	35,441
FHLB stock	57,915	77,915
Derivative instruments	57	888
Accrued interest receivable	27,844	25,875
Other assets	77,668	55,613
Total assets	$6,425,745	$6,025,615
Liabilities and Equity
Liabilities
Debt obligations, net:
Secured and unsecured debt obligations	$4,757,633	$4,379,826
Due to brokers	—	14
Derivative instruments	280	2,606
Amount payable pursuant to tax receivable agreement	1,570	1,656
Dividends payable	1,964	30,528
Accrued expenses	57,079	59,619
Other liabilities	53,576	63,220
Total liabilities	4,872,102	4,537,469
Commitments and contingencies	—	—
Equity
Class A common stock, par value $0.001 per share, 600,000,000 shares authorized; 100,842,335 and 96,258,847 shares issued and 98,142,513 and 93,641,260 shares outstanding	99	94
Class B common stock, par value $0.001 per share, 100,000,000 shares authorized; 13,117,419 and 17,667,251 shares issued and outstanding	13	18
Additional paid-in capital	1,375,016	1,306,136
Treasury stock, 2,699,822 and 2,617,587 shares, at cost	(32,793)	(31,956)
Retained earnings (dividends in excess of earnings)	22,593	(39,112)
Accumulated other comprehensive income (loss)	(8,582)	(212)
Total shareholders’ equity	1,356,346	1,234,968
Noncontrolling interest in operating partnership	187,469	240,861
Noncontrolling interest in consolidated joint ventures	9,828	12,317
Total equity	1,553,643	1,488,146

Total liabilities and equity	$6,425,745	$6,025,615
________________________________
(1)	Includes amounts relating to consolidated variable interest entities.

Non-GAAP Financial Measures

We present core earnings, core EPS, and after-tax core return on average equity (“after-tax core ROAE”), which are non-GAAP financial measures, as supplemental measures of our performance. We believe core earnings, core EPS and after-tax core ROAE assist investors in comparing our performance across reporting periods on a more relevant and consistent basis by excluding certain non-cash expenses and unrecognized results as well as eliminating timing differences related to securitization gains and changes in the values of assets and derivatives. In addition, we use core earnings, core EPS and after-tax core ROAE: (i) to evaluate our earnings from operations and (ii) because management believes that they may be useful performance measures for us. Core earnings is also used as a factor in determining the annual incentive compensation of our senior managers and other employees.

We consider the Class A common shareholders of the Company and limited partners of Ladder Capital Finance Holdings LLLP other than Ladder Capital Corp (“Continuing LCFH Limited Partners”) to have fundamentally equivalent interests in our pre-tax earnings and net income. Accordingly, for purposes of computing core earnings, core EPS and after-tax core ROAE, we start with pre-tax earnings or net income and adjust for other noncontrolling interest in consolidated joint ventures but we do not adjust for amounts attributable to noncontrolling interest held by Continuing LCFH Limited Partners. Similarly, when calculating undepreciated book value per share we include total shareholders’ equity and the noncontrolling interest held by Continuing LCFH Limited Partners, but exclude noncontrolling interest in consolidated joint ventures.

Core earnings

We define core earnings as income before taxes adjusted for (i) real estate depreciation and amortization, (ii) the impact of derivative gains and losses related to the hedging of assets on our balance sheet as of the end of the specified accounting period, (iii) unrealized gains/(losses) related to our investments in Agency interest-only securities and passive interest in unconsolidated joint ventures, (iv) economic gains on securitization transactions not recognized under GAAP accounting for which risk has substantially transferred during the period and the exclusion of resultant GAAP recognition of the related economics during the subsequent periods, (v) non-cash stock-based compensation and (vi) certain one-time transactional items.

For core earnings, we include adjustments for economic gains on securitization transactions not recognized under GAAP accounting for which risk has substantially transferred during the period and exclusion of resultant GAAP recognition of the related economics during the subsequent periods. This adjustment is reflected in core earnings when there is a true risk transfer on the mortgage loan transfer and settlement. Historically, this has represented the impact of economic gains on (discounts) on intercompany loans secured by our own real estate which we had not previously recognized because such gains were eliminated in consolidation. Conversely, if the economic risk was not substantially transferred, no adjustments to net income would be made relating to those transactions for core earnings purposes. Management believes recognizing these amounts for core earnings purposes in the period of transfer of economic risk is a reasonable supplemental measure of our performance.

We do not designate derivatives as hedges to qualify for hedge accounting and therefore any net payments under, or fluctuations in the fair value of, our derivatives are recognized currently in our income statement. However, fluctuations in the fair value of the related assets are not included in our income statement. We consider the gain or loss on our hedging positions related to assets that we still own as of the reporting date to be “open hedging positions.” While recognized for GAAP purposes, we exclude the results on the hedges from core earnings until the related asset is sold and the hedge position is considered “closed,” whereupon they would then be included in core earnings in that period. These are reflected as “adjustments for unrecognized derivative results” for purposes of computing core earnings for the period. We believe that excluding these specifically identified gains and losses associated with the open hedging positions adjusts for timing differences between when we recognize changes in the fair values of our assets and changes in the fair value of the derivatives used to hedge such assets.

Our investments in Agency interest-only securities are recorded at fair value with changes in fair value recorded in current period earnings. We believe that excluding these specifically identified gains and losses associated with the Agency interest-only securities adjusts for timing differences between when we recognize changes in the fair values of our assets. Set forth below is an unaudited reconciliation of net income to after-tax core earnings ($ in thousands):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017

Net income (loss)	$83,464	$29,821	$194,829	$80,509
Income tax expense (benefit)	1,204	(576)	5,679	4,654
Income (loss) before taxes	84,668	29,245	200,508	85,163
Net (income) loss attributable to noncontrolling interest in consolidated joint ventures and operating partnership (GAAP) (1)	(7,851)	257	(16,155)	(157)
Our share of real estate depreciation, amortization and gain adjustments (2)	(12,435)	9,221	2,398	26,519
Adjustments for unrecognized derivative results (3)	(3,614)	(4,298)	(16,320)	(6,489)
Unrealized (gain) loss on Agency IO securities	(142)	(577)	(456)	(1,034)
Adjustment for economic gain on securitization transactions not recognized under GAAP for which risk has been substantially transferred, net of reversal/amortization	7	(324)	(530)	2,968
Non-cash stock-based compensation	2,763	2,127	8,186	11,422
Core earnings	63,396	35,651	177,631	118,392
Core estimated corporate tax benefit (expense) (4)	1,672	2,426	(2,425)	(251)
After-tax core earnings	$65,068	$38,077	$175,206	$118,141
(1)	Includes $8 thousand and $8 thousand of net income attributable to noncontrolling interest in consolidated joint ventures which are included in net (income) loss attributable to noncontrolling interest in operating partnership on the consolidated statements of income for the three months ended September 30, 2018 and 2017, respectively. Includes $23 thousand and $24 thousand of net income attributable to noncontrolling interest in consolidated joint ventures which are included in net (income) loss attributable to noncontrolling interest in operating partnership on the consolidated statements of income for the nine months ended September 30, 2018 and 2017, respectively.

(2)	The following is a reconciliation of GAAP depreciation and amortization to our share of real estate depreciation, amortization and gain adjustments presented in the computation of core earnings in the preceding table ($ in thousands):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017

Total GAAP depreciation and amortization	$10,417	$10,606	$31,896	$29,323
Less: Depreciation and amortization related to non-rental property fixed assets	(18)	(23)	(56)	(70)
Less: Non-controlling interest in consolidated joint ventures’ share of accumulated depreciation and amortization and unrecognized passive interest in unconsolidated joint ventures	(1,076)	(328)	(2,447)	(824)
Our share of real estate depreciation and amortization	9,323	10,255	29,393	28,429

Realized gain from accumulated depreciation and amortization on real estate sold (see below)	(22,066)	(577)	(27,553)	(1,459)
Less: Non-controlling interest in consolidated joint ventures’ share of accumulated depreciation and amortization on real estate sold	653	5	1,844	12
Our share of accumulated depreciation and amortization on real estate sold	(21,413)	(572)	(25,709)	(1,447)

Less: Operating lease income on above/below market lease intangible amortization	(345)	(462)	(1,286)	(463)

Our share of real estate depreciation, amortization and gain adjustments	$(12,435)	$9,221	$2,398	$26,519

GAAP gains/losses on sales of real estate include the effects of previously recognized real estate depreciation and amortization. For purposes of core earnings, our share of real estate depreciation and amortization is eliminated and, accordingly, the resultant gain/losses also must be adjusted. Following is a reconciliation of the related consolidated GAAP amounts to the amounts reflected in core earnings:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017

GAAP realized gain on sale of real estate, net	$63,704	$3,228	$96,341	$7,790
Adjusted gain/loss on sale of real estate for purposes of core earnings	(42,291)	(2,656)	(70,632)	(6,343)
Our share of accumulated depreciation and amortization on real estate sold	$21,413	$572	$25,709	$1,447

(3)	The following is a reconciliation of GAAP net results from derivative transactions to our unrecognized derivative result presented in the computation of core earnings in the preceding table ($ in thousands):
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017

Net results from derivative transactions	$7,115	$(348)	$29,156	$(18,352)
Hedging interest expense	1,365	3,449	5,789	12,573
Hedging realized result	(4,866)	1,197	(18,625)	12,268
Adjustments for unrecognized derivative results	$3,614	$4,298	$16,320	$6,489
(4)	Core estimated corporate tax benefit (expense) based on effective tax rate applied to core earnings generated by the activity within our taxable REIT subsidiary.

Core EPS

Core EPS is defined as after-tax core earnings divided by the adjusted weighted average diluted shares outstanding during the period. The adjusted weighted average diluted shares outstanding is defined as the GAAP weighted average diluted shares outstanding, adjusted for shares issuable upon conversion of all Class B shares, if excluded from the GAAP measure because they would have an anti-dilutive effect. The inclusion of shares issuable upon conversion of Class B shares is consistent with the inclusion of income attributable to noncontrolling interest in operating partnership in core earnings and after-tax core earnings.

Set forth below is an unaudited reconciliation of weighted average diluted shares outstanding to adjusted weighted average diluted shares outstanding (in thousands):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017

Weighted average diluted shares outstanding	110,650	85,476	110,483	109,858
Weighted average shares issuable to converted Class B shareholders	—	24,698	—	—
Adjusted weighted average diluted shares outstanding	110,650	110,174	110,483	109,858

Set forth below is an unaudited computation of core EPS ($ in thousands, except per share data):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017

After-tax core earnings	$65,068	$38,077	$175,206	$118,141
Adjusted weighted average diluted shares outstanding	110,650	110,174	110,483	109,858
Core EPS	$0.59	$0.35	$1.59	$1.08

After-tax core ROAE

After-tax core ROAE is presented on an annualized basis and is defined as after-tax core earnings divided by the average total shareholders’ equity and noncontrolling interest in operating partnership during the period. The inclusion of noncontrolling interest in operating partnership is consistent with the inclusion of income attributable to noncontrolling interest in operating partnership in after-tax core earnings. Set forth below is an unaudited computation of after-tax core ROAE ($ in thousands):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017

After-tax core earnings	$65,068	$38,077	$175,206	$118,141
Average shareholders’ equity and NCI in operating partnership	1,522,212	1,472,038	1,501,357	1,479,149
After-tax core ROAE	17.1%	10.3%	15.6%	10.6%

Income from sales of securitized loans, net of hedging

We present income from sales of securitized loans, net of hedging, a non-GAAP financial measure, as a supplemental measure of the performance of our loan securitization business. Since our loans sold into securitizations to date are comprised of long-term fixed-rate loans, the result of hedging those exposures prior to securitization represents a substantial portion of our securitization profitability. Therefore, we view these two components of our profitability together when assessing the performance of this business activity and find it a meaningful measure of our performance as a whole. When evaluating the performance of our sale of loans into securitization business, we generally consider the income from sales of securitized loans, net, in conjunction with other income statement items that are directly related to such securitization transactions, including portions of the realized net result from derivative transactions that are specifically related to hedges on the securitized or sold loans, which we reflect as hedge gain/(loss) related to loans securitized, a non-GAAP financial measure, in the table below.

Set forth below is an unaudited reconciliation of income from sale of securitized loans, net to income from sale of loans, net as reported in our consolidated financial statements and an unaudited reconciliation of hedge gain/(loss) relating to loans securitized to net results from derivative transactions as reported in our consolidated financial statements ($ in thousands except for number of loans and securitizations):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017

Number of loans	13	—	80	57
Face amount of loans sold into securitizations	$101,978	$—	$939,314	$625,653
Number of securitizations	1	—	6	1

Income from sales of securitized loans, net (1)	$1,861	$—	$13,356	$26,063
Hedge gain/(loss) related to loans securitized (2)	453	—	9,329	(9,068)
Income from sales of securitized loans, net of hedging	2,314	—	22,685	16,995
Adjustment for economic gain on securitization transactions not recognized under GAAP for which risk has been substantially transferred	265	—	232	3,746
Core gain on sale of securitized loans	$2,579	$—	$22,917	$20,741
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(1)	The following is a reconciliation of income (loss) from sale of loans, net, which is the closest GAAP measure, as reported in our consolidated financial statements included herein to the non-GAAP financial measure of income from sales of securitized loans, net ($ in thousands):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017

Income from sales of loans, net	$1,861	$(775)	$12,893	$24,129
Realized losses on loans related to lower of cost or market adjustments	—	411	463	1,779
(Income) loss from sale of loans (non-securitized), net	—	364	—	155
Income from sales of securitized loans, net	$1,861	$—	$13,356	$26,063

(2)	The following is a reconciliation of net results from derivative transactions, which is the closest GAAP measure, as reported in our consolidated financial statements included herein to the non-GAAP financial measure of hedge gain/(loss) related to loans securitized ($ in thousands):
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017

Net results from derivative transactions	$7,115	$(348)	$29,156	$(18,352)
Hedge gain/(loss) related to lending and securities positions	(6,662)	661	(19,827)	10,746
Hedge gain/(loss) related to loans (non-securitized)	—	(313)	—	(1,462)
Hedge gain/(loss) related to loans securitized	$453	$—	$9,329	$(9,068)

Undepreciated book value per share

We present undepreciated book value per share, which is a non-GAAP financial measure, as a supplemental measure of our financial condition. We believe undepreciated book value per share assists investors in comparing our financial condition across reporting periods on a consistent basis by excluding accumulated depreciation on real estate, which implicitly assumes that the value of our real estate diminishes in value predictably over time, whereas real estate values have historically risen or fallen with market conditions.

We consider the Class A common shareholders of the Company and Continuing LCFH Limited Partners to have fundamentally equivalent interests in our pre-tax earnings and net income. Accordingly, when calculating undepreciated book value per share we include total shareholders’ equity and the noncontrolling interest held by Continuing LCFH Limited Partners but exclude noncontrolling interest in consolidated joint ventures.

We define undepreciated book value per share as the sum of total shareholders’ equity, noncontrolling interest in operating partnership, and our share of accumulated real estate depreciation and amortization, divided by the total Class A and Class B shares outstanding. Set forth below is an unaudited reconciliation of total shareholders’ equity to undepreciated book value, and an unaudited computation of undepreciated book value per share ($ in thousands except per share data):

	September 30, 2018	December 31, 2017

Total shareholders’ equity	$1,356,346	$1,234,968
Noncontrolling interest in operating partnership	187,469	240,861
Our share of accumulated real estate depreciation and amortization(1)	153,144	149,494
Undepreciated book value	1,696,959	1,625,323

Class A shares outstanding	98,143	93,641
Class B shares outstanding	13,117	17,667
Total shares outstanding	111,260	111,308

GAAP book value per share (Class A only)	$13.82	$13.19
Undepreciated book value per share	$15.25	$14.60

(1)	The following is a reconciliation of GAAP accumulated real estate depreciation and amortization to our share of accumulated real estate depreciation and amortization presented in the computation of undepreciated book value per share in the preceding table ($ in thousands):
	September 30, 2018	December 31, 2017

GAAP accumulated real estate depreciation and amortization	$164,197	$161,063
Less: Noncontrolling interest in consolidated joint ventures’ share of accumulated real estate depreciation and amortization	(11,053)	(11,569)
Our share of accumulated real estate depreciation and amortization	$153,144	$149,494

Core gain on sale of loans

We present core gain on sale of loans, which is a non-GAAP financial measure, as a supplemental measure of our performance. We define core gain on sale of loans as income from sales of loans, and the economic gains on the transfer of loans not considered sold for accounting purposes, net of the realized hedging result related to the hedging of loans sold or transferred. We believe core gain on sale of loans assists investors in comparing our performance across reporting periods on a consistent basis by eliminating timing differences related to changes in values of assets and derivatives.

Set forth below is an unaudited reconciliation of GAAP sale of loans, net to core gain on sale of loans ($ in thousands):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017

GAAP sale of loans, net	$1,861	$(775)	$12,893	$24,129
Adjustment for economic gain on securitization transactions not recognized under GAAP for which risk has been substantially transferred(1)	265	—	232	3,746
Hedging gain/(loss) related to loans securitized and other loan activity	453	724	9,792	(5,828)
Core gain on sale of loans	$2,579	$(51)	$22,917	$22,047
(1)	For core gain on sale of loans, we include adjustments for economic gains on securitization transactions not recognized for GAAP accounting. Management believes recognizing these amounts for core purposes in the period of economic transfer of risk is a reasonable supplemental measure of our performance.

Core gain on sale of securities

We present core gain on sale of securities, which is a non-GAAP financial measure, as a supplemental measure of our performance. We define core gain on sale of loans as income from sales of securities net of the realized hedging result related to the hedging of securities sold. We believe core gain on sale of securities assists investors in comparing our performance across reporting periods on a consistent basis by eliminating timing differences related to changes in values of assets and derivatives.

Set forth below is an unaudited reconciliation of GAAP realized gain (loss) on securities to core gain on sale of securities ($ in thousands):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017

GAAP realized gain (loss) on securities	$(2,554)	$6,688	$(4,896)	$19,182
Plus: Other than temporary impairment, net of hedging	397	186	547	559
Hedging realized result - security sales	4,413	(1,922)	8,833	(6,441)
Core gain (loss) on sales of securities	$2,256	$4,952	$4,484	$13,300

Net rental income

We present net rental income, which is a non-GAAP financial measure, as a supplemental measure of our performance. We define net rental income as the total of operating lease income and tenant recoveries, less real estate operating expenses, all of which are disclosed on our consolidated statements of income. We present net rental income as a measure of the recurring income from our real estate investments before non-recurring items such as gains on sale or fee income, which we believe assists investors in analyzing our performance across reporting periods.

Set forth below is an unaudited reconciliation of operating lease income to net rental income ($ in thousands):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017

Operating lease income	$22,739	$22,924	$71,556	$64,741
Plus: Tenant recoveries	2,258	2,382	7,750	5,121
Less: Real estate operating expenses	(7,152)	(9,351)	(23,806)	(24,861)
Net rental income	$17,845	$15,955	$55,500	$45,001

Adjusted leverage

We present adjusted leverage, which is a non-GAAP financial measure, as a supplemental measure of our performance. We define adjusted leverage as the ratio of (i) debt obligations, net of deferred financing costs, adjusted for non-recourse debt obligations related to securitizations that are consolidated on our GAAP balance sheet to (ii) GAAP total equity. We believe adjusted leverage assists investors in comparing our leverage across reporting periods on a consistent basis by excluding non-recourse debt related to securitized loans.

Set forth below is an unaudited computation of adjusted leverage ($ in thousands):

	September 30, 2018	December 31, 2017

Debt obligations, net	$4,757,633	$4,379,826
Less: CLO Debt(1)	(672,001)	(688,479)
Adjusted debt obligations	4,085,632	3,691,347

Total equity	1,553,643	1,488,146

Adjusted leverage	2.6	2.5
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(1)	We contributed over $888.4 million of balance sheet loans into two CLO securitizations that remain on our balance sheet for accounting purposes but should be excluded from debt obligations for adjusted leverage calculation purposes.

Non-GAAP Measures - Limitations

Our non-GAAP financial measures have limitations as analytical tools. Some of these limitations are:

  core earnings, core EPS and after-tax core ROAE do not reflect the impact of certain cash charges resulting from matters we consider not to be indicative of our ongoing operations and are not necessarily indicative of cash necessary to fund cash needs;
  core EPS and after-tax core ROAE are based on a non-GAAP estimate of our effective tax rate, including the impact of Unincorporated Business Tax and the impact of our election to be taxed as a REIT effective January 1, 2015, assuming the conversion of all shares of Class B common stock into shares of Class A common stock. Our actual tax rate may differ materially from this estimate;
  undepreciated book value per share excludes accumulated real estate depreciation and amortization and may not reflect an accurate measure of the value of our real estate; and
  other companies in our industry may calculate non-GAAP financial measures differently than we do, limiting their usefulness as comparative measures.

Because of these limitations, our non-GAAP financial measures should not be considered in isolation or as a substitute for net income (loss) attributable to shareholders, earnings per share or book value per share, or any other performance measures calculated in accordance with GAAP. Our non-GAAP financial measures should not be considered an alternative to cash flows from operations as a measure of our liquidity. Undepreciated book value per share should not be considered a measure of the value of our assets upon an orderly liquidation of the our company.

In the future, we may incur gains and losses that are the same as or similar to some of the adjustments in this presentation. Our presentation of non-GAAP financial measures should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.

For additional information about our non-GAAP financial measures, please refer to the disclosures available on our website or in our Quarterly Report on Form 10-Q.

About Ladder

Ladder is an internally-managed real estate investment trust that is a leader in commercial real estate finance. Ladder originates and invests in a diverse portfolio of commercial real estate and real estate-related assets, focusing on senior secured assets. Ladder’s investment activities include: (i) direct origination of commercial real estate first mortgage loans; (ii) investments in investment grade securities secured by first mortgage loans on commercial real estate; and (iii) investments in net leased and other commercial real estate equity. Founded in 2008, Ladder is run by a highly experienced management team with extensive expertise in all aspects of the commercial real estate industry, including origination, credit, underwriting, structuring, capital markets and asset management. Led by Brian Harris, the Company’s Chief Executive Officer, Ladder is headquartered in New York City with a West Coast office in Santa Monica.

Forward-Looking Statements

Certain statements in this release may constitute “forward-looking” statements. These statements are based on management’s current opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results. These forward-looking statements are only predictions, not historical fact, and involve certain risks and uncertainties, as well as assumptions. Actual results, levels of activity, performance, achievements and events could differ materially from those stated, anticipated or implied by such forward-looking statements. While Ladder believes that its assumptions are reasonable, it is very difficult to predict the impact of known factors, and, of course, it is impossible to anticipate all factors that could affect actual results. There are a number of risks and uncertainties that could cause actual results to differ materially from forward-looking statements made herein including, most prominently, the risks discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, as well as its consolidated financial statements, related notes, and other financial information appearing therein, and its other filings with the U.S. Securities and Exchange Commission. Such forward-looking statements are made only as of the date of this release. Ladder expressly disclaims any obligation or undertaking to release any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or changes in events, conditions, or circumstances on which any such statement is based.

CONTACT:
Investor Contact
Ladder Capital Corp Investor Relations
917-369-3207
investor.relations@laddercapital.com